                                                                   Exhibit 10.13

                                CHANGE OF CONTROL
                               SEVERANCE AGREEMENT

                                CHANGE OF CONTROL
                               SEVERANCE AGREEMENT

      This Agreement between [NAME] ("you") and Catalina Marketing Corporation (the "Company") has been entered into as of [DATE]. This Agreement promises you severance benefits if, following a Change in Control, you are terminated without Cause or resign for Good Reason as set forth in this Agreement. Capitalized terms are defined in the last section of this Agreement.

1.    PURPOSE

      The Company considers a sound and vital management team to be essential. Management personnel who become concerned about the possibility that the Company may undergo a Change in Control may terminate employment or become distracted. Accordingly, the Board has determined that appropriate steps should be taken to minimize the distraction executives may suffer from the possibility of a Change in Control. One step is to enter into this Agreement with you.

2.    YOUR AGREEMENT

      If one or more Potential Changes in Control occur during the Term of this Agreement, you agree not to resign for at least six full calendar months after a Potential Change in Control occurs, except as follows: (a) you may resign if you are given Good Reason to do so; and (b) you may terminate employment on account of retirement on or after achieving age 65 or because you become unable to work due to serious illness or injury. This Agreement is not an employment agreement and does not affect the right of the Company to terminate you for any reason or no reason, with or without cause, and does not affect the right of the Company to change the conditions of your employment or your title, authority or responsibilities.

3.    EVENTS THAT TRIGGER SEVERANCE BENEFITS

(a)   Termination After a Change in Control

      You will receive Severance Benefits under this Agreement if, within two years after a Change in Control has occurred (so long as such Change in Control occurs during the Term of this Agreement), your employment is terminated by the Company without Cause or you resign for Good Reason.

(b)   Termination After a Potential Change in Control

      You also will receive Severance Benefits under this Agreement if, during the Term of this Agreement and after a Potential Change in Control has occurred but before a Change in Control actually occurs, your employment is terminated by the Company without Cause or you resign for Good Reason.

(c)   Successor Fails to Assume This Agreement

      You also will receive Severance Benefits under this Agreement if, during the Term of this Agreement, a successor to the Company fails to assume this Agreement, as provided in Section 12(a).

4.    EVENTS THAT DO NOT TRIGGER SEVERANCE BENEFITS

      You will not be entitled to Severance Benefits if your employment ends because you are terminated for Cause or on account of Disability or because you resign without Good Reason, retire or die. Except as provided in Section 3(c), you will not be entitled to Severance Benefits while you remain protected by this Agreement and remain employed by the Company, its affiliates or their successors.

5.    TERMINATION PROCEDURES

      If you are terminated by the Company within two years after a Change in Control occurring during the Term of this Agreement, the Company shall provide you with 30 days' advance written notice of your termination. Advance notice will not be required if you are being terminated for Cause. In any case, the notice will indicate why you are being terminated and will set forth in reasonable detail the facts and circumstances claimed to provide a basis for your termination. If you are being terminated for Cause, your notice of termination will include a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board (at a meeting of the Board called and held for the purpose of considering your termination (after reasonable notice to you and an opportunity for you and your counsel to be heard before the Board)) finding that, in the good faith opinion of the Board, Cause for your termination exists and specifying the basis for that opinion in detail. If you are purportedly terminated without the notice required by this Section, your termination shall not be effective.

6.    SEVERANCE BENEFITS

(a)   In General

      If you become entitled to Severance Benefits under this Agreement, you will receive all of the Severance Benefits described in this Section.

(b)   Lump-Sum Payment in Lieu of Future Compensation

      In lieu of any further cash compensation for periods after your employment ends and in lieu of any other severance or other similar compensation to which you might be entitled under the Company's policies, or otherwise, you will be paid a cash lump sum equal to [AMOUNT] times your Annual Compensation in effect when your employment ends or, if higher, the highest Annual Compensation in effect immediately before the Change in Control, Potential Change in Control, or Good Reason event for which you terminate employment.

(c)   Incentive Compensation

      The Company will pay you a cash lump sum equal to the sum of any unpaid incentive compensation (that is not otherwise paid to you) that you have been allocated or awarded under any bonus or commission plan for measuring periods completed before you became entitled to Severance Benefits under this Agreement.

(d)   Deferred Compensation; Stock Benefits

      The Severance Benefits and other terms set forth on this Agreement will not affect your rights under any deferred compensation, savings, retirement, "401(k)," stock purchase, stock option or other employee benefit or compensation plan, all of which will be governed by the terms thereof. You are reminded that the Company's stock option plans contain provisions which are effective in connection with a Change in Control.

(e)   Group Insurance Benefit Continuation

      During the period that begins when you become entitled to Severance Benefits under this Agreement and ends on the last day of the 30th calendar month beginning thereafter, the Company shall provide the life, disability, accident and health insurance benefits (or substantially similar benefits) it was providing to you and your spouse and dependents immediately before you became entitled to Severance Benefits under this Agreement (or immediately before a benefit reduction that constitutes Good Reason, if you terminate employment for that Good Reason). These benefits shall be treated as satisfying the Company's COBRA obligations. After benefit continuation under this subsection ends, you and your spouse and dependents will be entitled to any remaining COBRA rights.

(f)   Withholdings

      The Company will be entitled to withhold from your Severance Payments an amount or amounts it is required to withhold under applicable law.

7.    TIME FOR PAYMENT

      You will be paid your cash Severance Benefits within five days after you become entitled to Severance Benefits under this Agreement (e.g., within five days following your termination of employment). If the amount you are due cannot be finally determined within that period, you will receive the minimum amount to which you are clearly entitled, as estimated in good faith by the Company. The Company will pay the balance you are due (together with interest at the rate provided in Code Section 1274(b)(2)(B)) as soon as the amount can be determined, but in no event later than 30 days after you terminate employment. If your estimated payment exceeds the amount you are due, the excess will be a loan to you, which you must repay to the Company within five business days after demand by the Company (together with interest at the rate provided in Code Section 1274(b)(2)(B)).

8.    PAYMENT EXPLANATION

      When payments are made to you, the Company will provide you with a written statement explaining how your payments were calculated and the basis for the calculations. This statement will include any opinions or other advice the Company has received from auditors or consultants as to the calculation of your benefits.

9.    RELATION TO OTHER SEVERANCE PROGRAMS

      Your Severance Benefits under this Agreement are in lieu of any severance or similar benefits that may be payable to you under any other employment agreement or other arrangement, or in accordance with the Company's published or unpublished policies; to the extent any such benefits are paid to you, they shall be applied to reduce the amount due under this Agreement. This Agreement constitutes the entire agreement between you and the Company and its affiliates with respect to such benefits.

10.   POTENTIAL LIMITATIONS

(a)   Golden Parachute

      Your aggregate payments and benefits under this Agreement may exceed the relevant limitations under the "golden parachute" provisions of Code Section 280G. However, nothing in this Agreement shall cause the Company to be required to pay to you any amount in excess of the Severance Benefits provided for herein.

(b)   Pooling of Interests Transaction

      If the Company enters into a business combination transaction that is intended to qualify for "pooling of interests" accounting treatment and the transaction would qualify for such treatment but for one or more provisions of this or any other agreement you have with the Company, then such agreement, to the extent practicable, shall be interpreted so as to permit such accounting treatment. All determinations under this Section shall be made by the accounting firm whose pooling of interests accounting opinion is required as a condition of the consummation of the business combination transaction in question.

11.   EFFECT OF REEMPLOYMENT

      Your Severance Benefits will not be reduced by any other compensation you earn or could have earned from another source.

12.   SUCCESSORS

(a)   Assumption Required

      In addition to obligations imposed by law on a successor to the Company, during the Term of this Agreement the Company will require any successor to all or substantially all of the business or assets of the Company, including in connection with any Change in Control transaction (whether by sale of assets or securities, or merger transaction, or otherwise) expressly to assume and to agree to perform this Agreement in the same manner and to the same extent that the Company was required to perform. If the Company fails to obtain such an assumption and agreement before the effective date of a succession, you will be entitled to Severance Benefits as if you were terminated by the Company without Cause on the effective date of that succession.

(b)   Heirs and Assigns

      This Agreement will inure to the benefit of, and be enforceable by, your personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If you die while any amount is still payable to you under this Agreement, that amount will be paid to the executor, personal representative or administrator of your estate.

13.   AMENDMENTS

      This Agreement may be modified only by a written agreement executed by you and an authorized officer of the Company.

14.   GOVERNING LAW

      This Agreement creates a "top hat" employee benefit plan subject to the Employee Retirement Income Security Act of 1974, and it shall be interpreted, administered, and enforced in accordance with that law; the Company is the "plan administrator." To the extent that state law is applicable, the statutes and common law of the State of Florida (excluding its choice of laws statutes or common law) shall apply.

15.   CLAIMS

(a)   When Required; Attorneys' Fees

      You do not need to present a formal claim to receive benefits payable under this Agreement. However, if you believe that your rights under this Agreement are being violated, you must file a formal claim with the Company in accordance with the procedures set forth in this Section. If the claim cannot be resolved under these administrative procedures, the Company will pay your reasonable attorneys' fees and related costs in enforcing your rights under this Agreement if you ultimately prevail.

(b)   Initial Claim

      Your claim must be presented to the Company in writing. Within 90 days after receiving the claim, a claims official appointed by the Company will consider your claim and issue his or her determination thereon in writing. The claims official may extend the determination period for up to an additional 90 days by giving you written notice. With your consent, the initial claim determination period can be extended further. If you can establish that the claims official failed to respond to your claim in a timely manner, you may treat the claim as having been denied by the claims official.

(c)   Claim Decision

      If your claim is granted, the benefits or relief you are seeking will be provided. If your claim is wholly or partially denied, the claims official shall, within 90 days (or a longer period, as described above), provide you with written notice of the denial, setting forth, in a manner calculated to be understood by you: (i) the specific reason or reasons for the denial; (ii) specific references to the provisions on which the denial is based; (iii) a description of any additional material or information necessary for you to perfect your claim, together with an explanation of why the material or information is necessary; and (iv) an explanation of the procedures for appealing denied claims. If you establish that the claims official has failed to respond to your claim in a timely manner, you may treat the claim as having been denied by the claims official.

(d)   Appeal of Denied Claims

      You may appeal the claims official's denial of your claim in writing to an appeals official designated by the Company (which may be a person, committee, or other entity) for a full and fair appeal. You must appeal a denied claim within 60 days after your receipt of written notice denying your claim, or within 60 days after such written notice was due, if the written notice was not sent. In connection with the appeals proceeding, you (or your duly authorized representative) may review pertinent documents and may submit issues and comments in writing. You may only present evidence and theories during the appeal that you presented during the initial claims stage, except for information the claims official requested you to provide to perfect the claim. You will irrevocably waive any theories you do not in good faith pursue through the appeal stage, such as by failing to file a timely appeal request.

(e)   Appeal Decision

      The decision by the appeals official will be made within 60 days after your appeal request, unless special circumstances require an extension of time, in which case the decision will be rendered as soon as possible, but not later than 120 days after your appeal request, unless you agree to a greater extension of that deadline. The appeal decision will be in writing, set forth in a manner calculated to be understood by you; it will include specific reasons for the decision, as well as specific references to the pertinent provisions of this Agreement on which the decision is based. If you do not receive the appeal decision by the date it is due, you may deem your appeal to have been denied.

(f)   Procedures

      The Company will adopt procedures by which initial claims and appeals will be considered and resolved; different procedures may be established for different claims. All procedures will be designed to afford you full and fair consideration of your claim.

16.   VALIDITY

      The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

17.   COUNTERPARTS

      This Agreement may be executed in several counterparts, each of which will be deemed an original, but all of which will constitute one and the same instrument.

18.   GIVING NOTICE

(a)   To the Company

      All communications from you to the Company relating to this Agreement must be sent to the Company to its principal business office in St. Petersburg, Florida, in writing, by registered or certified mail, or delivered personally, or as the Company may otherwise notify you in writing.

(b)   To You

      All communications from the Company to you relating to this Agreement must be sent to you in writing, by registered or certified mail, or delivered personally, addressed as indicated at the end of this Agreement, or as you may otherwise notify the Company in writing.

19.   DEFINITIONS

(a)   Agreement

      "Agreement" means this contract, as amended.

(b)   Annual Compensation

      "Annual Compensation" means your base salary in effect plus the greater of
(i) the average bonus and commissions paid to you in respect of the three fiscal years preceding the year in which the Change in Control took place (or in respect of such lesser number of years during which you were employed by the Company prior to the fiscal year during which the Change in Control took place) or (ii) the bonus and commissions paid to you in respect of the fiscal year during which the Change in Control took place or, if greater, any subsequent fiscal year.

(c)   Beneficial Owner

      "Beneficial Owner" has the meaning set forth in Rule 13d-3 under the Exchange Act.

(d)   Board

      "Board" means the Board of Directors of the Company.

(e)   Cause

      "Cause" means the dishonesty, fraud, misconduct, unauthorized use or disclosure of confidential information or trade secrets, conviction or confession of a crime punishable by law (except misdemeanor violations), or engaging in practices contrary to stock "insider trading" policies of the Company, by you in each case as determined by the Board, with such determination to be conclusive and binding on persons.

(f)   Change in Control

      "Change in Control" means the occurrence of any of the following: (i) the acquisition, directly or indirectly, by any individual or entity or group (as such term is used in Section 13(d)(3) of the Exchange Act) of Beneficial Ownership (except that such individual or entity shall be deemed to be the Beneficial Owner of all shares that any such individual or entity has the right to acquire without the happening or failure to happen of a material condition or contingency, other than the passage of time) of more than 50% of the aggregate outstanding voting power of capital stock of the Company in respect of the general power to elect directors; (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board (together with individuals elected to the Board with the approval of at least 66 2/3% of the directors of the Company then still in office who were either directors at the beginning of such period, or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board then in office; and (iii) (A) the Company consolidates with or merges into another entity or sells all or substantially all of its assets to any individual or entity, or (B) any corporation consolidates with or merges into the Company, which in either event (A) or (B) is pursuant to a transaction in which the holders of the Company's voting capital stock in respect of the general power to elect directors immediately prior to such transaction do not own, immediately following such transaction, at least a majority of the voting capital stock in respect of the general power to elect directors of the surviving corporation or the person or entity which owns the assets so sold.

(g)   Code

      "Code" means the Internal Revenue Code of 1986, as amended.

(h)   Company

      "Company" means Catalina Marketing Corporation and any successor to its business or assets that (by operation of law, or otherwise) assumes and agrees to perform this Agreement. However, for purposes of determining whether a Change in Control has occurred in connection with such a succession, the successor shall not be considered to be the Company.

(i)   Disability

      "Disability" means that, due to physical or mental illness: (i) you have been absent from the full-time performance of your duties with the Company for substantially all of a period of six consecutive months; (ii) the Company has notified you that it intends to terminate you on account of Disability; and (iii) you do not resume the full-time performance of your duties within 30 days after receiving notice of your intended termination on account of Disability.

(j)   Exchange Act

      "Exchange Act" means the Securities Exchange Act of 1934, as amended.

(k)   Good Reason

      "Good Reason" means the occurrence of any of the following without your express written consent:

            (1) A change in your status, title, position or responsibilities (including reporting responsibilities) that represents a substantial reduction of the status, title, position or responsibilities in respect of the Company's business as in effect immediately prior thereto; the assignment to you of substantial duties or responsibilities that are inconsistent with such status, title, position or responsibilities; or your removal from or failure to reappoint or reelect you to any of such positions, except in connection with the termination of the your employment for Cause, for Disability or as a result of your death, or by you other than for Good Reason;

            (2)   A reduction in your annual base salary;

            (3) The Company requiring you to be based at any place outside a 35-mile radius of your place of employment immediately prior to a Change in Control, except for reasonably required travel on the Company's business that is not materially greater than such travel requirements prior to such Change in Control; or

            (4) The Company's failure to (i) continue in effect any material compensation or benefit plan (or a reasonable replacement therefore) in which you were participating immediately prior to a Change in Control or (ii) provide you with compensation and benefits at least equal (in terms of benefit levels and/or reward opportunities) to those provided for under each employee benefit plan, program and practice as in effect immediately prior to a Change in Control (or an in effect following the Change in Control, if greater).

However, an event that is or would constitute Good Reason shall cease to be Good Reason if: (a) you do not terminate employment within 45 days after the event occurs; or (b) the Company reverses the action or cures the default that constitutes Good Reason before you terminate employment; or (c) you were a primary instigator of the Good Reason event and the circumstances make it inappropriate for you to receive benefits under this Agreement (e.g., you agree temporarily to relinquish your position on the occurrence of a merger transaction you negotiate). If you have Good Reason to terminate employment, you may do so even if you are on a leave of absence due to physical or mental illness or any other reason.

(l)   Person

      "Person" has the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Section 13(d) of that Act, and shall include a "group," as defined in Rule 13d-5 promulgated thereunder. However, a Person shall not include: (i) the Company or any of its subsidiaries; (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries; (iii) an underwriter temporarily holding securities pursuant to an offering of such securities; or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

(m)   Potential Change in Control

      "Potential Change in Control" means that any of the following has occurred during the term of this Agreement and no event terminating the following has occurred:

      (1) Agreement Signed. The Company enters into an agreement that will result in a Change in Control.

      (2) Notice of Intent to Seek Change in Control. The Company or any Person publicly announces an intention to take or to consider taking actions that will result in a Change in Control.

      (3) Board Declaration. With respect to this Agreement, the Board adopts a resolution declaring that a Potential Change in Control has occurred.

(n)   Severance Benefits

      "Severance Benefits" means your benefits under Section 6 of this Agreement.

(o)   Term of this Agreement

      "Term of this Agreement" means the period that commences on the date of this Agreement and ends on April 6, 2006.

IN WITNESS WHEREOF, the parties have executed this Agreement as if the date set forth above.

                                    CATALINA MARKETING CORPORATION

                                    By:_________________________________________
                                    Name:  Frederick W. Beinecke
                                    Title: Chairman of the Board

                                    [NAME]

                                    ____________________________________________

Company notices to you shall be addressed as follows (or in any other manner you notify the Company to use):

                                              [NAME]____________________________

                                              [ADDRESS 1]_______________________

                                              [ADDRESS 2]_______________________

                                TABLE OF CONTENTS

                                                                                   Page
                                                                                   ----
1.      Purpose.................................................................     1
2.      Your Agreement..........................................................     1
3.      Events That Trigger Severance Benefits..................................     1
        (a)       Termination After a Change in Control.........................     1
        (b)       Termination After a Potential Change in Control...............     1
        (c)       Successor Fails to Assume This Agreement......................     2
4.      Events That Do Not Trigger Severance Benefits...........................     2
5.      Termination Procedures..................................................     2
6.      Severance Benefits......................................................     2
        (a)       In General....................................................     2
        (b)       Lump-Sum Payment in Lieu of Future Compensation...............     2
        (c)       Incentive Compensation........................................     3
        (d)       Deferred Compensation; Stock Benefits.........................     3
        (e)       Group Insurance Benefit Continuation..........................     3
        (f)       Withholdings..................................................     3
7.      Time for Payment........................................................     3
8.      Payment Explanation.....................................................     4
9.      Relation to Other Severance Programs....................................     4
10.     Potential Limitations...................................................     4
        (a)       Golden Parachute..............................................     4
        (b)       Pooling of Interests Transaction..............................     4
11.     Effect of Reemployment..................................................     4
12.     Successors..............................................................     4
        (a)       Assumption Required...........................................     4
        (b)       Heirs and Assigns.............................................     5
13.     Amendments..............................................................     5
14.     Governing Law...........................................................     5
15.     Claims..................................................................     5
        (a)       When Required; Attorneys' Fees................................     5
        (b)       Initial Claim.................................................     5
        (c)       Claim Decision................................................     6
        (d)       Appeal of Denied Claims.......................................     6
        (e)       Appeal Decision...............................................     6
        (f)       Procedures....................................................     6
16.     Validity................................................................     6
17.     Counterparts............................................................     7
18.     Giving Notice...........................................................     7
        (a)       To the Company................................................     7
        (b)       To You........................................................     7
19.     Definitions.............................................................     7
        (a)       Agreement.....................................................     7
        (b)       Annual Compensation...........................................     7
        (c)       Beneficial Owner..............................................     7
        (d)       Board.........................................................     7
        (e)       Cause.........................................................     8

        (f)       Change in Control.............................................     8
        (g)       Code..........................................................     8
        (h)       Company.......................................................     8
        (i)       Disability....................................................     8
        (j)       Exchange Act..................................................     9
        (k)       Good Reason...................................................     9
        (l)       Person........................................................    10
        (m)       Potential Change in Control...................................    10
                  (1)       Agreement Signed....................................    10
                  (2)       Notice of Intent to Seek Change in Control..........    10
                  (3)       Board Declaration...................................    10
        (n)       Severance Benefits............................................    10
        (o)       Term of this Agreement........................................    10
                  (1)       Expiration..........................................    10
                  (2)       Change in Control...................................    10